EXHIBIT C
LETTER OF TRANSMITTAL
Regarding
Units
of
ROBECO-SAGE MULTI-STRATEGY TEI FUND, L.L.C.
Tendered Pursuant to the Offer to Purchase
Dated June 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, 12:00 MIDNIGHT, EASTERN TIME, ON JULY 27, 2011, AND
THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
ON JULY 27, 2011 UNLESS THE OFFER IS EXTENDED.
Complete This Letter Of Transmittal And Return Or Deliver To:
Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
c/o UMB Fund Services, Inc.
P.O. Box 2175
Milwaukee, Wisconsin 53201
Attn: Tender Offer Administrator
For additional information:
Phone: (877) 491-4991
Fax: (816) 860-3140

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
Ladies and Gentlemen:
          The undersigned hereby tenders to Robeco-Sage Multi-Strategy TEI Fund, L.L.C. (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the units of limited liability company interests in the Fund (a “Unit” or “Units” as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated June 29, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.
          The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
          The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units of the Fund or portions thereof tendered hereby.
          A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund. The promissory note will also reflect the contingent payment portion of the purchase price (the “Contingent Payment”), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned’s account. The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of September 30, 2011 or, if the Offer is extended, approximately 65 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements which is anticipated to be completed not later than 60 days after March 31, 2012, the Fund’s fiscal year end, and will be paid promptly thereafter.
          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.
PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:
Robeco-Sage Multi-Strategy TEI Fund, L.L.C., c/o UMB Fund Services, Inc., P.O. Box 2175, Milwaukee WI 53201, Attn: Tender Offer Administrator.
For additional information: Phone: (877) 491-4991 Fax: (816) 860-3140.
Part 1. Name and Address:
Name of Member:	___________________________

Social Security No.

or Taxpayer

Identification No.:	________

Telephone Number:	( )
Part 2. Amount of Units of Limited Liability Company Interests in the Fund being Tendered:
☐	All Units.

☐	Portion of Units expressed as a specific dollar value.
$__________
☐	Portion of Units.
Number of Units: __________

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
Part 3. Payment.
     Cash Payment
     Cash Payments shall be wire transferred to the following account:
______________________________________________
Name of Bank
______________________________________________
Address of Bank
______________________________________________
ABA Number
______________________________________________
Account Number
______________________________________________
Name Under Which Account Is Held
     Promissory Note
The promissory note reflecting both the initial portion of the purchase price and balance due, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
Part 4. Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature	Print Name of Investor
(Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name of Investor	Signature
(Signature of Owner(s) Exactly as Appeared on Investor Certification)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name of Joint Tenant	Co-signatory if necessary
(Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name and Title of Co-signatory
Date: ______________

[For clients of certain brokers]
PLEASE CONTACT YOUR MERRILL LYNCH FINANCIAL ADVISOR TO ENSURE THE
PROPER COMPLETION AND SUBMISSION OF THE NECESSARY DOCUMENTATION
LETTER OF TRANSMITTAL
Regarding
Units
of
ROBECO-SAGE MULTI-STRATEGY TEI FUND, L.L.C.
Tendered Pursuant to the Offer to Purchase
Dated June 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, 12:00 MIDNIGHT, EASTERN TIME, ON JULY 27, 2011, AND
THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
ON JULY 27, 2011 UNLESS THE OFFER IS EXTENDED.
For additional information, or instructions on how to complete and submit this Letter of
Transmittal, please contact your Merrill Lynch Financial Advisor.

Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
Ladies and Gentlemen:
          The undersigned hereby tenders to Robeco-Sage Multi-Strategy TEI Fund, L.L.C. (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the units of limited liability company interests in the Fund (a “Unit” or “Units” as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated June 29, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.
          The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
          The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units of the Fund or portions thereof tendered hereby.
          A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund. The promissory note will also reflect the contingent payment portion of the purchase price (the “Contingent Payment”), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned’s account. The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of September 30, 2011 or, if the Offer is extended, approximately 65 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements which is anticipated to be completed not later than 60 days after March 31, 2012, the Fund’s fiscal year end, and will be paid promptly thereafter.
          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding

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Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.
Part 1. Name and Address:
          Name of Member:
          Social Security No.
          or Taxpayer
          Identification No.:
          Telephone Number: (                    )
          Merrill Lynch Account No.:
Part 2. Amount of Units of Limited Liability Company Interests in the Fund being Tendered:
          ☐      All Units.
          ☐      Portion of Units.
Number of Units: ____________
Part 3. Payment.
          Cash Payment
Cash Payment due pursuant to the Note will be made by wire transfer directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. who will facilitate the distribution of proceeds into the undersigned’s Merrill Lynch brokerage account.

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Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
          Promissory Note
The promissory note reflecting both the initial portion of the purchase price and balance due, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

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Robeco-Sage Multi-Strategy TEI Fund, L.L.C.
PLEASE CONTACT YOUR MERRILL LYNCH FINANCIAL ADVISOR TO ENSURE THE
PROPER COMPLETION AND SUBMISSION OF THE NECESSARY DOCUMENTATION
Part 4. Signature(s).

For Individual Investors	For Other Investors:
and Joint Tenants:

Signature	Print Name of Investor
(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Print Name of Investor	Signature
(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Print Name of Joint Tenant	Co-signatory if necessary
(Signature of Owner(s) Exactly as Appeared
on Investor Certification)

Print Name and Title of Co-signatory
Date:

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